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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

First Busey Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556
March 15, 2006
Dear Fellow Shareholder:
     It is my pleasure to invite you to the 2006 Annual Meeting of Shareholders of First Busey Corporation which will be held on Tuesday, April 25, 2006 at the Champaign Country Club, 1211 S. Prospect, Champaign, Illinois. The Annual Meeting will begin at 12:00 noon, central time.
     At the meeting, we will be electing seven members to our Board of Directors. Also at the meeting, we will have an opportunity to review the record-breaking results of 2005 for the Busey Organization. The year 2005 marked the fifteenth consecutive year of increased earnings. We’ll also discuss the growth opportunities we see in the markets Busey serves. The Annual Meeting is a valuable communication tool for you, as shareholders, to better understand the achievements and future potential of the Busey Organization.
     It is important that your shares are represented at the Annual Meeting. Please sign, date and return the enclosed proxy at your earliest convenience whether or not you plan on attending the meeting. If you plan on attending the meeting, please also complete and return the enclosed reservation card, contact Mary Lakey at 217-365-4556 or e-mail her at mlakey@busey.com.
     We look forward to visiting with you on Tuesday, April 25, 2006 at the Champaign Country Club and also appreciate your continued support of the Busey Organization.

Kindest regards,

/s/ Douglas C. Mills Douglas C. Mills
Chairman and Chief Executive Officer

Notice of 2006 Annual Meeting of Shareholders
Proxy Statement
Proposal No. 1
Board of Directors
Report of the Audit Committee
Common Stock Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Compliance
Compensation of Executive Officers
Report of the Compensation Committee on Executive Compensation
Company Performance
Certain Relationships and Related Transactions
Proposal No. 2
Shareholder Proposals

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556
Notice of 2006 Annual Meeting of Shareholders
To Be Held April 25, 2006
To the Shareholders of
First Busey Corporation:
     The 2006 Annual Meeting of Shareholders of First Busey Corporation, a Nevada corporation, will be held at the Champaign Country Club, 1211 S. Prospect, Champaign, Illinois, on Tuesday, April 25, 2006, at 12:00 noon, central time.
     The Annual Meeting is being held for the following purposes:
1.	To elect seven directors to hold office until the 2007 Annual Meeting or until their successors are elected and qualified.

2.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
     Only shareholders of record at the close of business on February 24, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope. If you plan on attending the meeting, please either return the reservation card with your proxy, call Mary Lakey at 217-365-4556 or e-mail her at mlakey@busey.com.

By order of the Board of Directors,

/s/ Barbara J. Kuhl Barbara J. Kuhl
President, Chief Operating Officer,
Corporate Secretary and Treasurer
Urbana, Illinois
March 15, 2006

First Busey Corporation
201 W. Main, Urbana, IL 61801
217/365-4556
Proxy Statement
General
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation for use at the Annual Meeting of Shareholders. The Board has fixed the close of business on February 24, 2006, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 21,495,582 shares of Common Stock, $.001 par value.
     The Company’s Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 2005, accompanies this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to shareholders is March 15, 2006.
Voting
     General. Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions on the proxies. If there are no such instructions, the shares will be voted “FOR” the election of the nominees for directors named in this Proxy Statement. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board’s recommendations on any other matters which may come before the Annual Meeting.
     In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the seven nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked “withhold authority” or “abstain” as to election of directors will have no effect on the outcome of the election.
     Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock “FOR” the election of the nominees for director. As of February 24, 2006, these individuals beneficially owned an aggregate of 5,513,917 shares, or approximately 25.42% of the Common Stock outstanding.
Revocability of Proxies
     Shareholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

Solicitation
     The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.
Proposal No. 1
Election of Directors
     The seven nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified.
     It is intended that the proxies received in response to this solicitation will be voted for the election of the seven persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.
     Set forth below is certain biographical information concerning each nominee for director, including principal occupation and age as of February 24, 2006, the record date for the Annual Meeting. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.
Joseph M. Ambrose
Director since: 1993
Age: 48
     Mr. Ambrose is Vice President of Horizon Hobby, Inc., Champaign, Illinois, and has been since December 2005. Previously, Mr. Ambrose was a partner with Costigan & Wollrab, P.C., Bloomington, Illinois, from April 2004 until December 1, 2005. Mr. Ambrose was with Ambrose Law Offices, Ltd. from June 2003 until April 2004. Mr. Ambrose served as Executive Vice President of AFNI, Inc., Bloomington, Illinois from January 1999 until June 2003. Mr. Ambrose is considered “independent” under the rules of The Nasdaq Stock Market.
E. Phillips Knox
Director since: 1980
Age: 59
     Mr. Knox is an attorney with the firm Tummelson Bryan & Knox, Urbana, Illinois.

David L. Ikenberry
Director since: 2004
Age: 45
     Mr. Ikenberry is a Professor of Finance and Department Chair at the University of Illinois-Urbana and has been since June 2002. Previously, Mr. Ikenberry was an Associate Professor at Rice University, Houston, Texas, from 1996-2002. Mr. Ikenberry is considered “independent” under the rules of Nasdaq.
V. B. Leister, Jr.
Director since: 1996
Age: 60
     Mr. Leister is Chairman of the Board of Carter’s Furniture Inc., Urbana, Illinois. Previously, Mr. Leister served as Vice President & Treasurer of Carter’s Furniture. Mr. Leister is considered “independent” under the rules of Nasdaq.
Douglas C. Mills
Director since: 1980
Age: 65
     Mr. Mills is Chairman of the Board and Chief Executive Officer of First Busey Corporation and has been since its incorporation. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board.
Joseph E. O’Brien
Director since: 2004
Age: 76
     Mr. O’Brien is Chairman of the Board of O’Brien Steel Service Co., Peoria, Illinois. Mr. O’Brien is considered “independent” under the rules of Nasdaq.
Arthur R. Wyatt
Director since: 1995
Age: 78
     Mr. Wyatt is a retired Professor of Accounting at the University of Illinois-Urbana. Mr. Wyatt is considered “independent” under the rules of Nasdaq.

Board of Directors
     During 2005, the Board held 11 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 2005. The Company’s policy with respect to director attendance at Annual Meetings of Shareholders is that each director attend the same. It is each director nominee’s intention, at this time, to attend the 2006 Annual Meeting.
     The Board of Directors of the Company has established the following committees, among others, to assist in the discharge of its responsibilities.
Executive Management Compensation and Succession Committee
     The Executive Management Compensation and Succession Committee met six times in 2005. Members of the Compensation Committee in 2005 were Messrs. Ambrose (Chairman), Leister and Wyatt. The responsibilities of this Committee include the approval, and recommendation to the Board of the compensation of the Chief Executive Officer of the Company and the compensation of all other executive officers of the Company. The Committee also reviews and analyzes existing and potential management succession issues. All members are “independent” under Nasdaq rules.
Nominating & Corporate Governance Committee
     The Nominating & Corporate Governance Committee of the Board of Directors met two times in 2005. The Nominating & Corporate Governance Committee members are Messrs. Wyatt (Chairman), Leister and O’Brien. The responsibilities of the Nominating & Corporate Governance Committee include the nomination of individuals as members of the Board of Directors, including the review of existing directors’ self-assessments to determine qualifications to stand for re-election, and the implementation and maintenance of corporate governance procedures. All members are “independent” under Nasdaq rules. The Nominating & Corporate Governance Committee Charter is available at the Company’s website at www.busey.com.
     The Nominating & Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. The Committee also believes that directors should possess the highest personal and professional ethics.
     In 2005, the Nominating & Corporate Governance Committee met and reviewed all relevant qualifications of potential director nominees, including, at a minimum, the following:
•	independence from management, as defined specifically by the corporate governance rules of Nasdaq;

•	relevant business experience;

•	knowledge of the central Illinois communities in which the Company predominantly operates;

•	potential conflicts of interest; and

•	judgment, skill, integrity and reputation.
The Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.
     For 2006, all but two of the director nominees, Messrs. Knox and Mills, have been determined to be “independent” by the Board, under Nasdaq rules.
     The Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including shareholder recommendation. There is no separate policy with regard to consideration of candidates recommended by shareholders. The Committee did not receive any shareholder recommendations for director nominees for 2006. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2006.
Audit Committee
     The Audit Committee met six times in 2005. Members of the Audit Committee are Messrs. Leister (Chairman), Ikenberry, and Wyatt. The Audit Committee has at least one audit committee financial expert, Mr. Wyatt. Mr. Wyatt is independent from management of the Company. All members are “independent” under Nasdaq rules and under Rule 10A-3 of the Securities Exchange Act of 1934, as required for audit committee membership. The Audit Committee Charter is available at the Company’s website at www.busey.com.
     The responsibilities and functions of the Audit Committee and its activities during 2005 are described in detail under the heading “Report of the Audit Committee” in this Proxy Statement.
     The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, it has adopted procedures for the review and approval of all related party transactions. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by the Company’s auditors, McGladrey & Pullen, LLP and the Company’s tax accountants, RSM McGladrey, Inc., to the Company or any of its affiliates. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Leister.
     In 2005, the Audit Committee pre-approved audit services which consisted of professional services rendered for the audit of Company’s consolidated financial statements, attestation report on internal controls over financial reporting in accordance with Sarbanes-Oxley

Section 404, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Also pre-approved were audit-related services in connection with the subsidiaries and agreed upon procedures for the trust department. Pre-approved tax services were related to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice.
     Fees paid to McGladrey & Pullen, LLP and RSM McGladrey, Inc., the Company’s auditors, for services rendered in 2005 and 2004 are as follows:

		% of		% of
Fees:	2005	Total Fees	2004	Total Fees
Audit	$381,727	86.9%	$206,500	78.7%
Audit-related	29,500	6.7%	27,900	10.6%
Tax	27,907	6.4%	20,925	8.0%
All other	250	*	7,000	2.7%

Total	$439,384		$262,325

*	less than 1%
     The Company has not yet selected an independent auditor for the fiscal year ending December 31, 2006. McGladrey & Pullen, LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2005. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
     In addition to the committees of the Board of Directors described above, the Company’s independent directors met eight times in executive session in 2005 and will meet a minimum of two times in executive session in 2006. Mr. Wyatt, Chairman of the Nominating & Corporate Governance Committee, presides at these executive sessions.
     Any shareholder who wishes to contact the Board directly may do so by contacting either Mr. Mills or Mr. Leister, (1) in writing, in care of First Busey Corporation, 201 W. Main, Urbana, IL 61801 or (2) electronically, through the hyperlink available at the Company’s website at www.busey.com. All such communications will be forwarded to the entire Board, or only the independent directors, in accordance with instructions provided in such communications.
     During 2005, non-employee directors of the Company received a cash retainer of $7,500, a 4,500 share stock option and an additional payment of $10,000, except for Mr. Leister, who served as Chairman of the Audit Committee, and received a retainer of $10,000, a 4,500 share stock option and an additional payment of $10,000. Directors who are also employees of the Company or any of its subsidiaries do not receive additional compensation for serving on the Board.

Report of the Audit Committee
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year, the Committee met six times and also reviewed and discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors prior to public release.
     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.
     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards, generally accepted in the United States of America including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations.
     The Committee reviewed the consolidated audited financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.
     Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Audit Committee
V. B. Leister (Chairman)
David L. Ikenberry
Arthur R. Wyatt

Common Stock Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 24, 2006 by all directors and director nominees, by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.
     The number of shares beneficially owned by each director, director nominee, 5% shareholder or executive officer is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 24, 2006 through the exercise of any option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

	Common Stock Beneficially Owned
		Percent of
	Number of	Outstanding
Name and Address of Beneficial Owner	Shares Owned[1]	Shares
Douglas C. Mills[2] 2123 Seaton Court Champaign, Illinois 61821	3,811,984	17.71
Linda M. Mills[3] 2123 Seaton Court Champaign, Illinois 61821	1,158,576	5.39
Joseph M. Ambrose	68,543	*
David Ikenberry	10,500	*
Barbara J. Harrington	44,565	*
E. Phillips Knox[4]	345,667	1.61
Barbara J. Kuhl[5]	159,964	*
P. David Kuhl[6]	209,676	*
V. B. Leister, Jr.	58,120	*
David D. Mills[7]	328,877	1.53
Joseph E. O’Brien	25,500	*
Edwin A. Scharlau II8	662,127	3.08
Arthur R. Wyatt	115,646	*
All directors and officers as a group (12 persons)	5,711,917	26.33

*	Less than one percent.

[1]	Includes shares that can be acquired through stock options available for exercise within 60 days of February 24, 2006, for the following individuals, in the amount indicated:

Douglas C. Mills	45,000
Linda M. Mills	9,000
Joseph M. Ambrose	9,000
David L. Ikenberry	9,000
Barbara J. Harrington	15,000
E. Phillips Knox	9,000
Barbara J. Kuhl	0
P. David Kuhl	30,000
V. B. Leister, Jr.	9,000
David D. Mills	15,000
Joseph E. O’Brien	9,000
Edwin A. Scharlau II	30,000
Arthur R. Wyatt	9,000
All directors and officers as a group	198,000

[2]	Includes 634,785 shares held by the Martin A. Klingel Estate for which Mr. Mills shares voting and dispositive powers with A. Barclay Klingel, Jr. Excludes 1,124,013 shares of common stock beneficially owned by Linda M. Mills, Mr. Mills’ spouse. Includes 34,563 shares of common stock owned by Busey Mills Community Foundation and 1,550,364 shares of common stock owned by Mills Investment LP.

[3]	Excludes 3,779,421 shares of common stock beneficially owned by Douglas C. Mills, Mrs. Mills’ spouse. Includes 30,000 shares of common stock owned by Mills Family Foundation, 47,000 shares of common stock owned by three Mills Family Trusts and 34,563 shares of common stock owned by Busey Mills Community Foundation.

[4]	Includes 34,563 shares of stock owned by Busey Mills Community Foundation.

[5]	Includes 34,563 shares of stock owned by Busey Mills Community Foundation. Excludes 209,676 shares of common stock beneficially owned by P. David Kuhl, Mrs. Kuhl’s spouse.

[6]	Excludes 125,401 shares of common stock beneficially owned by Barbara J. Kuhl, Mr. Kuhl’s spouse.

[7]	Includes 34, 563 shares of stock owned by Busey Mills Community Foundation.

[8]	Includes 34,563 shares of stock owned by Busey Mills Community Foundation.

Section 16(a) Beneficial Ownership Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 2005, its executive officers and directors complied with all Section 16(a) filing requirements with the following exceptions: Linda M. Mills was delinquent reporting one acquisition transaction relating to the award of a stock option in April 2004, Douglas C. Mills was delinquent reporting one acquisition transaction through the exercise of a stock option and David D. Mills was delinquent reporting one acquisition transaction through the release of restricted stock. Each of the above named individuals provided appropriate documentation, on a timely basis, regarding the foregoing transactions to the Company, but due to an administrative oversight, the required reports were delinquently filed. In making the foregoing statements, the Company has relied upon the written representations of its directors and executive officers.
Compensation of Executive Officers
     The following table discloses compensation received by the Company’s Chief Executive Officer and five other executive officers of the Company earning at least $100,000 in 2005.
Summary Compensation Table

				Other Annual	Restricted	Securities	All Other
				Compensation	Stock	Underlying	Compensation
Name and Principal Positions	Year	Salary ($)	Bonus ($)	($)[1]	Awards($)	Options(#)	($)[2]
Douglas C. Mills	2005	100,000	350,000	32,456		0	153,454

Chairman of the Board and	2004	100,000	160,000	37,136	0	40,000	115,056
Chief Executive Officer	2003	150,000	100,000	35,540	0	0	98,629

Edwin A. Scharlau II	2005	175,000	114,000	27,500		0	95,013
Chairman of the Board of	2004	175,000	71,650	19,190	0	23,000	83,082
Busey Investment Group	2003	170,000	60,000	19,190	0	0	71,955

P. David Kuhl	2005	175,000	122,500	28,071		0	94,846
Chairman of the Board and	2004	175,000	73,280	11,250	0	23,000	82,920
Chief Executive Officer of Busey Bank	2003	170,000	60,000	19,850	0	0	72,087

Barbara J. Kuhl	2005	170,000	119,000	11,250		0	93,703
President, Corporate Secretary,	2004	170,000	73,000	11,250	0	23,000	81,677
Treasurer and Chief Operating Officer	2003	120,000	67,500	9,088	0	0	68,076

David D. Mills	2005	125,000	87,500	15,220		0	10,506
President and Chief Operating	2004	100,000	42,400	11,250	0	17,000	11,721
Officer of Busey Bank	2003	70,000	30,000	12,760	0	0	5,416

Barbara J. Harrington	2005	120,000	14,400	-0-	0	0	10,096
Chief Financial Officer	2004	100,000	20,000	-0-	0	8,000	0
	2003	95,000	9,500	-0-	0	0	0

[1]	In each year, $10,000 was contributed to the University of Illinois I Fund in the name of Douglas C. Mills. Mr. Mills’ lease value of an automobile was $13,996, $18,916 and $17,500, respectively, for 2005, 2004 and 2003. The remaining amount relates to annual country club dues. For Mr. Scharlau and Mr. Kuhl, $10,000 was contributed to the University of Illinois I fund in their names in 2005 and $3,000 was contributed in their names in 2004 and 2003. Mr.

Scharlau’s lease value of an automobile was $13,060, $11,750 and $11,750, respectively, for 2005, 2004 and 2003. The remaining amount relates to annual country club dues. Mr. Kuhl’s lease value of an automobile was $14,051, $13,250 and $13,250, respectively, for 2005, 2004 and 2003. The remaining amount relates to annual country club dues. For Mrs. Kuhl, $1,000 was contributed to the University of Illinois I fund in her name in each year. Mrs. Kuhl’s lease value of an automobile was $10,250, $10,250 and $8,088, respectively, for 2005, 2004 and 2003. For Mr. David Mills, $10,000 was contributed to the University of Illinois I Fund in each year. The remaining amount relates to annual country club dues.

[2]	Detail of the amounts reported in the All Other Compensation column for 2005 is provided in the table below.

	Douglas C.	Edwin A.	P. David	Barbara J.	David D.	Barbara J.
Item	Mills	Scharlau	Kuhl	Kuhl	Mills	Harrington
Profit Sharing Plan	$7,227	$12,527	$12,494	$12,133	$8,858	$8,512
Employee Stock Ownership Plan	$1,345	$2,331	$2,325	$2,258	$1,648	$1,584
Split Dollar Life Insurance	$41,286	$843	$715	-0-	-0-	-0-
Match on Deferred Compensation	$50,000	$50,000	$50,000	$50,000	-0-	-0-
Interest on Deferred Compensation at 8.61%	$53,596	$29,312	$29,312	$29,312	-0-	-0-

Total	$153,454	$95,013	$94,846	$93,703	$10,506	$10,096

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides information on option exercises in fiscal 2005 by the named executive officers and the value of such officers’ unexercised options at December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			December 31, 2005(#)		at December 31, 2005($)[1]
	Shares
	Acquired on
Name	Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas C. Mills	22,500	148,900	45,000	40,000	284,850	52,000
Edwin A. Scharlau II	11,250	98,663	30,000	23,000	189,900	29,900
P. David Kuhl	11,250	98,663	30,000	23,000	189,900	29,900
Barbara J. Kuhl	41,250	287,363	0	23,000	0	29,900
David D. Mills	0	0	23,000	17,000	94,950	22,100
Barbara J. Harrington	0	0	15,000	8,000	94,950	10,400

[1]	Based on the closing price of Common Stock of $20.89 quoted on Nasdaq on December 31, 2005.

Report of the Compensation Committee on Executive Compensation
     The Executive Management Compensation and Succession Committee of the Board of Directors administers the Company’s executive compensation program. After consideration of the Committee’s recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based, to all executive officers.
     There are three main components to the executive management compensation package: (1) salary, (2) cash bonus and (3) stock awards, typically in the form of stock options.
     The cash portion of compensation (annual salary and bonus) is determined after completing an analysis of peer compensation and performance. Stock-based compensation is based similarly on peer stock-based compensation and performance and reflects the Committee’s belief that stock ownership by its management is critical to align the executive officers’ interests with those of the Company’s shareholders.
     In early 2005, the Committee recommended, and the Board of Directors approved, the Management and Associate Dividend Program, or the “MAD program,” for 2005. Payments under the MAD program comprise the officers’ respective cash bonus. Under the 2005 MAD program, the Board of Directors, upon the recommendation of the Committee, set four targeted levels for “diluted earnings per share” for the Company for fiscal 2005. For the executive officers, these levels were $1.19, $1.20, $1.21 and $1.22.
     Based on the level of achievement of diluted earnings per share, the executive officers would receive a dividend of a predetermined percentage of their salary. If the minimum level was not reached, there would be no dividend paid under the MAD program. If the top level was exceeded, the dividend would not be increased. The goal of the MAD program is to heighten awareness of the Company’s diluted earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term “dividend” is used to indicate that this award was granted at the discretion of the Board of Directors and is based annually on the achievement of diluted earnings per share, similar to the dividend paid to the Company’s shareholders.
     In 2005, no stock options were granted to employees of the Company. In determining whether or not to grant stock options in 2005, the Committee took into effect the significant number of options granted in 2004 as well as the potential for higher cash bonus compensation in 2005.
Compensation of the Chief Executive Officer
     Base Salary/MAD Program. As reflected in the Summary Compensation Table, Mr. Mills’ 2005 base salary was set at $100,000. The Committee determined that under the MAD program, if the level of diluted earnings per share set by the Board was achieved, $1.19, $1.20 or $1.21, Mr. Mills’ dividend would be $90,000, $100,000 or $160,000, respectively. If the Company’s diluted earnings per share were $1.22, the bonus would be at the discretion of the Committee. Based on the Company’s achievement of diluted earnings per share of $1.29, Mr. Mills received a cash “dividend” of $350,000 which comprised Mr. Mills’ cash bonus for fiscal 2005. When evaluating the appropriate cash bonus for Mr. Mills, significant consideration was given to the amount of his base salary and the fact that his total compensation is more risk based than other executive officers. Based on these factors along with the fact that the Company exceeded its original goal of diluted earnings per share of $1.21, the Committee determined that $350,000 was an appropriate cash bonus.
     Stock Options. Mr. Mills was not granted any stock options in 2005.
Compensation Committee
Joseph. M. Ambrose (Chairman)
V. B. Leister, Jr.
Arthur R. Wyatt
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the following Performance Table shall not be incorporated by reference into any such filings.

Company Performance
     The following table compares the Company’s performance, as measured by the change in price of Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index-United States and the SNL-Midwestern Banks Index for the five years ended December 31, 2005.
First Busey Corporation
Stock Price Performance

Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
First Busey Corporation	110.52	122.00	146.80	174.96	180.34
NASDAQ — Total US*	79.18	54.44	82.09	89.59	91.54
SNL Midwest Bank Index	102.20	98.59	126.20	142.40	137.21
     The Banks in the Custom Peer Group — SNL-Midwestern Banks Index — represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

Certain Relationships and Related Transactions
     Mr. Scharlau, an officer of the Company, had two family members working for the Company during 2005. Robert Scharlau, son of Mr. Scharlau, was employed with Busey Bank Florida and was compensated in the amount of $70,635. Thomas Scharlau, brother of Mr. Scharlau, was employed with Busey Bank and was compensated in the amount of $213,000.
     Mr. Knox, a director of the Company, is an attorney with Tummelson Bryan & Knox, Urbana, Illinois, and provided legal and certain consulting services to the Company during fiscal 2005. The dollar amount of the fees paid to Tummelson Bryan & Knox for such services during the 2005 fiscal year was $77,384.
     The Company’s banking subsidiaries have, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, director nominees, executive officers and holders of 5% or more of the Company’s Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal risk of collectibility or any other unfavorable features. At December 3l, 2005, these persons and companies were indebted to the Company’s banking subsidiaries for loans totaling approximately $2.212 million representing 1.30% of total shareholders’ equity. In addition to these loans, the Company’s banking subsidiaries make loans to officers of the Company’s subsidiaries who are not executive officers of First Busey.
Proposal No. 2
Other Business
     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company’s Board of Directors’ recommendation on such matters.

Shareholder Proposals
     If a shareholder intends to present a proposal at the Company’s 2007 Annual Meeting and desires that the proposal be included in the Company’s Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than November 15, 2006. As to any proposal that a shareholder intends to present to shareholders without inclusion in the Company’s Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than January 29, 2007. Even if proper notice is received on or prior to January 29, 2007, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

By order of the Board of Directors,

/s/ Barbara J. Kuhl Barbara J. Kuhl
President, Chief Operating Officer,
Corporate Secretary and Treasurer
March 15, 2006

PROXY—FIRST BUSEY CORPORATION
KNOW ALL MEN BY THESE PRESENTS, THAT I, the undersigned shareholder of First Busey Corporation (the “Company”) having received notice of the Annual Meeting of Shareholders, do hereby nominate, constitute and appoint, Tom Berns, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock, $.001 par value (“Common Stock”) of the Company standing in my name on its books on February 28, 2006 at the Annual Meeting of Shareholders of the Company, to be held at the Champaign Country Club, 1211 S. Prospect Avenue, Champaign, Illinois, on April 25, 2006 at 12:00 p.m., local time, and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.	☐	FOR all nominees listed below to serve as directors of the Company until the next Annual Meeting of Shareholders (except as marked to the contrary below)

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

		Joseph M. Ambrose	David L. Ikenberry	E. Phillips Knox
		V. B. Leister	Douglas C. Mills	Joseph E. O’Brien
Arthur R. Wyatt

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” election of all nominees as Directors of First Busey Corporation. Also, this proxy will be voted at the Annual Meeting in accordance with the Board of Directors’ recommendations on any other matters which may come before the Annual Meeting or any postponement or adjournment thereof.
This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.
Your vote is important. Any previously submitted proxies will not be used at the Annual Meeting. Accordingly, even if you plan to attend the Annual Meeting, please mark, sign and date this proxy and return it in the enclosed envelope.

Please sign your name or names exactly as they appear on the stock certificate. Each joint tenant must sign. When signing as attorney, administrator, guardian, executor or trustee or as an officer of a corporation, please give full title. If more than one trustee, all should sign.

_________ Number Planning to Attend Annual Shareholders Meeting on Tuesday, April 25, 2006 at 12:00 p.m. at Champaign Country Club, 1211 S. Prospect Avenue, Champaign, Illinois.